UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2007
MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota	55437

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 346-4700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 8 — Other Events
Item 8.01 Other Events.
     On September 27, 2007, MGI PHARMA, INC. (“MGI PHARMA”) issued a press release announcing that it has submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for Aquavan® (fospropofol disodium) Injection, an investigational drug that is being studied as a sedative-hypnotic agent in patients undergoing brief surgical or diagnostic procedures. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
     The press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause MGI PHARMA’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of MGI PHARMA to continue to increase sales of its marketed products, the successful completion of clinical trials for the MGI PHARMA’s other product candidates, and other risks and uncertainties detailed from time to time in MGI PHARMA’s filings with the Securities and Exchange Commission including its most recently filed Form 10-K and Form 10-Q. MGI PHARMA undertakes no duty to update any of these forward-looking statements.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	MGI PHARMA, INC. Press Release dated September 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.
Date: September 27, 2007	By:	/s/ Eric P. Loukas
Eric P. Loukas
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX
99.1	MGI PHARMA, INC. Press Release dated September 27, 2007.